Exhibit 10.4

The English version of this document is a translation of the original version in Chinese. In the event of any discrepancies between the Chinese and English versions, the Chinese version shall prevail.

Taiwan Liposome Company, Ltd.

2014 Regulations on the Issuance of New Employee Restricted Stock

July 2, 2014 Board of Directors

Article 1:	Purpose of the Issuance

These 2014 Regulations on the Issuance of New Employee Restricted Stock (hereinafter referred to as the “Regulations”) of the Company are established pursuant to the applicable laws and regulations including Article 267, Paragraph 8 of the Company Act and the “Regulations Governing the Offering and Issuance of Securities by Securities Issuers” promulgated by the Financial Supervisory Commission (hereinafter referred to as the “Competent Authority”) for the purpose of attracting and retaining professionals needed by the Company as well as building up employee cohesion and fostering a sense of belonging to the Company so as to jointly promote the interests of the Company and of its shareholders as a whole.

Article 2:	Issuance Period

The Company is allowed to register with the Competent Authority for the issuance of the shares at one time or at multiple times within one year from the date of the shareholder resolutions. Within one year of the date on which the Company receives the notification(s) from the Competent Authority indicating that the registration(s) has become effective, shares shall be issued in one or more tranches, and the Chairman of the Board is authorized to determine the actual date(s) on which the shares are issued (the “Record Date of Capital Increase”).

Article 3:	Qualification Requirements for Employees and the Number of Shares an Employee Can Subscribe for

1.	Eligible employees are full-time employees of the Company, or those otherwise eligible in accordance with regulations and rules updated by the Competent Authority prior to the issuance.

2.

After taking into consideration factors such as grade, readiness, overall contributions and development potential of employees, the eligible employees and the number of shares each employee is allowed to subscribe to shall be determined by the President, then be presented to the Chairman of the Board for approval, and shall thereafter be approved by a majority vote at a Board Meeting at which two-thirds or more of the directors are present. However, an employee who serves as a managerial officer or a director who serves as an employee concurrently shall be reported to the Remuneration Committee for prior approval.

3.

The cumulative number of shares an employee can subscribe for by exercising the employee stock options of the Company issued under Article 56-1, Paragraph 1 of the Regulations Governing the Offering and Issuance of Securities by Securities Issuers, in combination with the cumulative number of shares of New Employee Restricted Stock granted to such employee, shall not exceed 0.3% of the total issued shares of the Company. In addition, the sum of the above number plus the cumulative number of shares such employee can subscribe for by exercising the stock options of the Company issued under Article 56, Paragraph 1 of the Regulations Governing the Offering and Issuance of Securities by Securities Issuers, shall not exceed 1% of the total issued shares of the Company. In the event that the relevant regulations are amended by the Competent Authority, the number of shares of the New Employee Restricted Stock that an employee may subscribe for set forth in this paragraph shall be updated in compliance with the amended regulations and the requirements imposed by the Competent Authority.

Article 4:	Total Number of Shares of New Employee Restricted Stock to be Issued

The total number of shares of New Employee Restricted Stock to be issued hereunder shall be 350,000 ordinary shares with a face value of NT$10 per share and the total amount shall be NT$3,500,000.

Article 5:	Conditions of the Issuance

1.	Issue Price: NT$10 per share.

2.	Vesting Conditions

A.

Following the subscription of New Employee Restricted Stock (i.e. the “Record Date of Capital Increase”), the vesting condition is fulfilled when an employee achieves the performance target set up by the Board of the Company.

(a)

Up to 30% of New Employee Restricted Stock so subscribed shall be vested if the employee has served the Company for one year since the subscription date and is still employed and has achieved the performance target set up by the Company and made corresponding contributions prior to the expiration date.

(b)

Up to 60% of New Employee Restricted Stock so subscribed shall be vested if the employee has served the Company for two years since the subscription date and is still employed and has achieved the performance target set up by the Company and made corresponding contributions prior to the expiration date.

(c)

Up to 100% of New Employee Restricted Stock so subscribed shall be vested if the employee has served the Company for three years since the subscription date and is still employed and has achieved the performance target set up by the Company and made corresponding contributions prior to the expiration date.

B.

Each plan of the Company is formulated on the basis of sustainability. With continuous efforts to accumulate intangible assets such as technical platforms and product R&D, the Company has set up goals and created incentives for suitable talents through implementing the plans systematically, including knowledge management, talent cultivation and talent retention to encourage employees to optimize their performance, by means of setting personalized targets and incentives for each employee, so as to achieve R&D goals involving drug permit licenses and clinical trials and to facilitate the progress of drug production and product licensing, thereby strengthening the Company’s operating foundation to further enhance our shareholders’ long-term interests.

C.

On the expiration of a three-year period commencing from the Record Date of Capital Increase, the Company is entitled to buy back the unvested shares of New Employee Restricted Stock from employees at the original issue price and cancel them in accordance with applicable laws.

D.	The aforementioned dates shall be brought forward to the immediately preceding business day if the date in question is a holiday.

3.	Type of Issued Shares: New ordinary shares of the Company.

4.	Unvested or inherited New Employee Restricted Stock shall be handled as follows:

A.	Voluntary Resignation

New Employee Restricted Stock subscribed to previously but not yet vested shall be deemed to have not met the vesting conditions on the resignation date. The Company shall buy back the shares at the original issue price and cancel the shares in accordance with applicable laws.

B.	Other Termination of Employment (including termination of employment without prior notice, dismissal, and layoff)

With the exception of voluntary resignation as described above, in the event of any other termination of employment, the New Employee Restricted Stock shall be deemed to have not met the vesting conditions as of the termination date. The New Employee Restricted Stock subscribed to previously but not yet vested shall be bought back at the original issue price and canceled by the Company in accordance with applicable laws.

C.	Leave without Pay and Parental Leave

New Employee Restricted Stock held by an employee whose application for leave without pay or parental leave was made in accordance with applicable laws and regulations or due to reasons such as serious illnesses, serious domestic distress, or overseas education and was approved by the Company, shall be deemed to have not met the vesting conditions as of the first day of leave without pay and parental leave. The New Employee Restricted Stock subscribed to previously but not yet vested shall be bought back at the original issue price and canceled by the Company in accordance with applicable laws. However, this restriction will be exempted if prior approval has been obtained from the Board. The Board is hereby authorized to determine the treatment of unvested New Employee Restricted Stock held by such employee.

D.	Retirement

New Employee Restricted Stock previously subscribed to but not yet vested shall be deemed to have not met the vesting conditions as of the date when the retirement becomes effective. The Company shall buy back the shares at the original issue price and cancel the shares in accordance with applicable laws. However, employees who have made extraordinary contributions to the Company will be exempted from this restriction, if prior approval has been obtained from the Board. The Board is hereby authorized to handle unvested New Employee Restricted Stock held by such employees.

E.	Death

Death as referred to herein excludes deaths caused by work injuries as set forth in Paragraph 4, Item F of this Article. New Employee Restricted Stock subscribed to previously but not yet vested shall be deemed to have not met the vesting conditions as of the date of the employee’s death. The Company shall buy back the shares at the original issue price and cancel the shares in accordance with applicable laws.

F.	Disability or Death Caused by Work Injury

In the event that an employee is physically disabled and cannot continue his/her employment or dies from a work injury, New Employee Restricted Stock subscribed to previously but not yet vested shall be deemed to have not met the vesting conditions as of the date that the termination becomes effective. The Company shall buy back the shares at the original issue price and cancel the shares in accordance with applicable laws. However, employees who have made extraordinary contributions to the Company will be exempted from this restriction, if prior approval has been obtained from the Board. The Board is hereby authorized to handle unvested New Employee Restricted Stock held by such employees.

G.	Transfer

In response to the operating needs of the Company, employees may be transferred by the Company to its affiliated companies or other companies. In this circumstance, the vesting schedule of the unvested New Restricted Employee Shares previously subscribed to by such employees shall be determined by the Chairman of the Board, subject to the vesting conditions set forth in Paragraph 2 of this Article.

H.	The Company shall buy back the New Employee Restricted Stock that fails to meet the vesting conditions at the original issue price and cancel the shares in accordance with applicable laws (including New Employee Restricted Stock that fails to meet the vesting conditions due to the reasons set forth in preceding paragraphs). However, employees are not required to repay or return shares and dividends already distributed to the employees.

I.

In the event that an employee breaches Article 6, Paragraph 2 of the Regulations by terminating or rescinding his/her authorization to the Company, the Company will be entitled to buy back all unvested New Employee Restricted Stock held by such employee at the original issue price and to cancel it in accordance with applicable laws.

Article 6:	Restricted Rights of Unvested New Employee Restricted Stock

1.	The rights specified below are restricted until the New Employee Restricted Stock subscribed to under the Regulations has met its vesting conditions:

A.

Except in the case of inheritance, employees shall not sell, pledge, transfer, give to others as a gift, create an encumbrance on or dispose of in any other way the New Employee Restricted Stock during the vesting period.

B.

Rights to share dividends distribution and cash dividends distribution: same as the rights attached to other ordinary shares of the Company. Employees are not required to put share and cash dividends of the New Employee Restricted Stock into a trust.

C.	Rights to attend general meetings and to make proposals, make comments and vote therein: same as the rights attached to other ordinary shares of the Company.

D.

New Employee Restricted Stock shall be put into a trust immediately after the issuance. Prior to the fulfillment of vesting conditions, for whatever reasons or by any means, employees shall not require the trustee to return the New Employee Restricted Stock.

2.

Upon obtaining subscription rights of New Employee Restricted Stock, the employees are deemed to have agreed to authorize the Company to execute and revise the trust agreement on their behalf. During the period that the New Employee Restricted Stock is in trust, the Company is authorized to (including but not limited to) negotiate, execute, revise, extend, rescind, and terminate the trust agreement with the trust institution on behalf of all employees holding the entrusted New Employee Restricted Stock and the Company has the right to give instructions regarding the delivery, use and dispose of the entrusted New Employee Restricted Stock.

Article 7:	Procedures for Subscription to New Shares and Vested Shares

1.	After the subscription rights of the New Employee Restricted Stock are granted to employees, the Company shall record the total number of shares to be subscribed by each employee on the Record Date of Capital Increase in the register of members of the Company. New ordinary shares issued by the Company will be delivered by way of book-entry transfer, and the Company is entitled to put the shares into a trust during the vesting period according to the trust agreement.

2.	The Company shall apply for alteration of the corporate registration with respect to the New Employee Restricted Stock issued under the Regulations.

Article 8:	Tax

Any tax incurred by employees from the grant of New Employee Restricted Stock under the Regulations shall be governed by applicable R.O.C. laws and regulations.

Article 9:	Signing a Contract and Confidentiality

1.

Upon the completion of relevant legal filing procedures, the department in charge shall notify employees and request that they execute the “New Employee Restricted Stock Agreement”. An employee will be deemed to have been granted the right to subscription on the date that the company confirms the receipt of the executed agreement and the share subscription price in full. Employees who do not execute the agreement and pay for the shares within the period given by the Company shall be deemed to have waived their rights to subscribe.

2.

An employee who has executed the agreement shall abide by the confidentiality clauses therein and shall not inquire of others about or disclose any information relating to the terms and conditions and the number of New Employee Restricted Stock so subscribed. In the event of a breach, the Company is entitled to make relevant arrangements in accordance with the Article 5, Paragraph 4, Item A of the Regulations.

Article 10:	Other Important Stipulations

1.

The Regulations, as well as any revision thereto prior to the issuance, shall be approved by a majority vote at a Board Meeting at which two-thirds or more of the directors are present, and shall take effect upon approval by the Competent Authority. During the review process, if any revision to the Regulations is required to be made by the Competent Authority, the Chairman of the Board is hereby authorized to make such revision initially and then submit such revision to the Board for ratification. The ratification must take place before the issuance of New Employee Restricted Stock.

2.	Matters relating to vesting conditions, such as the number of vested shares and the date on which shares are allocated to employees, are subject to the announcements to be published by the Company.

3.

Before shares of the New Employee Restricted Stock are vested, rights thereto such as the rights to attend the shareholders’ meetings of the Company, to make proposals, make comments, or to vote therein, as well as other matters regarding shareholder equities, shall be handled in accordance with the trust custody agreement.

4.	Matters not provided in the Regulations shall be governed by the relevant laws and regulations.